Exhibit 99.1

WESTERN GAS PARTNERS ANNOUNCES

THIRD-QUARTER 2012 RESULTS

PROVIDES DISTRIBUTION GROWTH OUTLOOK FOR 2013

HOUSTON, October 31, 2012 – Western Gas Partners, LP (NYSE: WES) today announced third-quarter 2012 financial and operating results. Net income available to limited partners for the third quarter totaled $31.5 million, or $0.33 per common unit (diluted). The Partnership’s third-quarter Adjusted EBITDA (1) was $84.5 million and Distributable cash flow (1) was $64.4 million, resulting in a Coverage ratio (1) of 1.14 times for the period.

Total throughput attributable to Western Gas Partners, LP for the third quarter of 2012 averaged 2,461 MMcf/d, 3 percent higher than the prior quarter and 10 percent above the third quarter of 2011. These results include the net throughput attributable to the Mountain Gas Resources (“MGR”) and Bison assets acquired from Anadarko Petroleum Corporation for all periods of comparison, throughput attributable to the Platte Valley system beginning March 2011, and throughput attributable to the recently acquired 24-percent interest in Chipeta Processing LLC (“Chipeta”) beginning August 2012. Capital expenditures attributable to Western Gas Partners, LP, excluding acquisitions, totaled approximately $141.5 million during the third quarter of 2012. Of this amount, maintenance capital expenditures were approximately $10.8 million, or 13 percent of Adjusted EBITDA.

“With recent compression additions in the rapidly expanding DJ Basin, our business model is performing as expected while we continue to manage downstream issues related to natural gas liquids,” said Western Gas Partners’ President and Chief Executive Officer Don Sinclair. “The stable performance of our core portfolio combined with progress on our major capital projects enables us to announce the goal of raising our quarterly distribution by a minimum of 15 percent in 2013.”

(1)	Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

The Partnership previously declared a quarterly distribution of $0.50 per unit for the third quarter of 2012, payable on November 13, 2012, to unitholders of record at the close of business on October 31, 2012, representing a 4-percent increase over the prior quarter and a 19-percent increase over the third-quarter 2011 distribution of $0.42 per unit.

CONFERENCE CALL TOMORROW AT 11 A.M. CDT

The Partnership will host a conference call on November 1, 2012, at 11 a.m. Central Daylight Time (12 p.m. Eastern Daylight Time) to discuss third-quarter results. To participate via telephone, please dial 877.621.4819 and enter participant code 37619281. Please call in 10 minutes prior to the scheduled start time. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.

Western Gas Partners, LP is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East, West and South Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate our assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s most recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.

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WESTERN GAS PARTNERS, LP CONTACT

Benjamin Fink, CFA

SVP, Chief Financial Officer and Treasurer

832.636.6010

benjamin.fink@westerngas.com

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of Distributable cash flow (non-GAAP) to net income attributable to Western Gas Partners, LP (GAAP) and Adjusted EBITDA (non-GAAP) to net income attributable to Western Gas Partners, LP (GAAP) and net cash provided by operating activities (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures (as applicable), such as operating income or cash flows from operating activities.

Distributable Cash Flow

The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures and income taxes.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
thousands except Coverage ratio	2012		2011 (1)	2012		2011 (1)
Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$39,517		$45,306	$123,957		$134,229
Add:
Distributions from equity investees	5,584		3,988	15,603		11,988
Non-cash equity-based compensation expense	9,417		2,389	16,407		6,235
Interest expense, net (non-cash settled)	81		—	244		—
Income tax expense	72		4,668	699		15,564
Depreciation, amortization and impairments (2)	27,084		28,215	79,514		76,282
Other expense (2)	—		—	1,665		3,683
Less:
Equity income, net	3,804		2,660	10,752		7,682
Cash paid for maintenance capital expenditures (2) (3)	10,819		10,306	25,543		20,584
Capitalized interest	2,224		121	3,827		134
Cash paid for income taxes	423		190	495		190
Other income (2) (4)	125		7	187		1,761
Interest income, net (non-cash settled)	—		4,348	—		6,317
Distributable cash flow	$64,360		$66,934	$197,285		$211,313

Distributions declared (5)
Limited partners	$47,968			$135,699
General partner	8,378			19,125
Total	$56,346			$154,824
Coverage ratio	1.14	x		1.27	x

(1)	Financial information has been recast to include results attributable to the MGR assets.

(2)

Includes the Partnership’s 51% share prior to August 1, 2012 and 75% share after August 1, 2012, of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(3)	Net of a prior period adjustment reclassifying approximately $0.7 million from capital expenditures to operating expenses for the nine months ended September 30, 2012.

(4)

Excludes income of $0.4 million and $1.2 million for the three and nine months ended September 30, 2012, respectively, and $0.2 million and $1.0 million for the three and nine months ended September 30, 2011, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

(5)	Reflects distributions of $0.50 and $1.44 per unit declared for the three and nine months ended September 30, 2012, respectively.

Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”)

The Partnership defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, expense in excess of the expense reimbursement cap provided in the omnibus agreement (which cap is no longer effective), interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, and other income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
thousands	2012	2011 (1)	2012	2011 (1)
Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income attributable to Western Gas Partners, LP	$39,517	$45,306	$123,957	$134,229
Add:
Distributions from equity investees	5,584	3,988	15,603	11,988
Non-cash equity-based compensation expense	9,417	2,389	16,407	6,235
Interest expense	10,977	8,930	30,118	21,738
Income tax expense	72	4,668	699	15,564
Depreciation, amortization and impairments (2)	27,084	28,215	79,514	76,282
Other expense (2)	—	—	1,665	3,683
Less:
Equity income, net	3,804	2,660	10,752	7,682
Interest income, net – affiliates	4,225	8,573	12,675	18,992
Other income (2) (3)	125	7	187	1,761
Adjusted EBITDA	$84,497	$82,256	$244,349	$241,284

Reconciliation of Adjusted EBITDA to Net cash provided by operating activities
Adjusted EBITDA attributable to Western Gas Partners, LP	$84,497	$82,256	$244,349	$241,284
Adjusted EBITDA attributable to noncontrolling interests	3,866	4,593	13,709	11,793
Interest income (expense), net	(6,752)	(357)	(17,443)	(2,746)
Non-cash equity-based compensation expense	(9,417)	(2,389)	(16,407)	(6,235)
Current income tax expense	(60)	(5,477)	(185)	(10,882)
Other income (expense), net (3)	126	7	(1,475)	(1,919)
Distributions from equity investees less than (in excess of) equity income, net	(1,780)	(1,328)	(4,851)	(4,306)
Changes in operating working capital:
Accounts receivable and natural gas imbalance receivable	(604)	1,891	5,062	(18,925)
Accounts payable, accrued liabilities and natural gas imbalance payable	62,600	16,301	71,420	30,359
Other	(3,766)	(334)	621	4,978
Net cash provided by operating activities	$128,710	$95,163	$294,800	$243,401

Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$294,800	$243,401
Net cash used in investing activities			$(899,943)	$(405,241)
Net cash provided by financing activities			$426,078	$386,223

(1)	Financial information has been recast to include results attributable to the MGR assets.

(2)	Includes the Partnership’s 51% share prior to August 1, 2012 and 75% share after August 1, 2012, of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

(3)

Excludes income of $0.4 million and $1.2 million for the three and nine months ended September 30, 2012, respectively, and $0.2 million and $1.0 million for the three and nine months ended September 30, 2011, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
thousands except per-unit amounts	2012	2011 (1)	2012	2011 (1)

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$78,219	$75,686	$235,849	$222,432
Natural gas, natural gas liquids and condensate sales	136,106	137,860	386,818	371,800
Equity income and other, net	4,695	4,000	13,936	13,836
Total revenues	219,020	217,546	636,603	608,068
Operating expenses
Cost of product	89,107	89,666	254,719	240,765
Operation and maintenance	33,261	31,773	97,041	87,859
General and administrative	14,554	8,597	34,233	24,630
Property and other taxes	5,328	4,629	14,998	13,302
Depreciation, amortization and impairments	27,528	28,935	81,270	78,413
Total operating expenses	169,778	163,600	482,261	444,969
Operating income	49,242	53,946	154,342	163,099
Interest income, net – affiliates	4,225	8,573	12,675	18,992
Interest expense	(10,977)	(8,930)	(30,118)	(21,738)
Other income (expense), net	522	258	(287)	(895)
Income before income taxes	43,012	53,847	136,612	159,458
Income tax expense	72	4,668	699	15,564
Net income	42,940	49,179	135,913	143,894
Net income attributable to noncontrolling interests	3,423	3,873	11,956	9,665
Net income attributable to Western Gas Partners, LP	$39,517	$45,306	$123,957	$134,229
Limited partners’ interest in net income:
Net income attributable to Western Gas Partners, LP	$39,517	$45,306	$123,957	$134,229
Pre-acquisition net (income) loss allocated to Anadarko	—	(8,497)	—	(28,497)
General partner interest in net (income) loss	(8,042)	(2,394)	(18,508)	(5,684)
Limited partners’ interest in net income	$31,475	$34,415	$105,449	$100,048

Net income per unit – basic and diluted
Common units	$0.33	$0.41	$1.14	$1.32
Subordinated units (2)	$—	$—	$—	$0.96
Weighted average units outstanding – basic and diluted
Common units	95,883	84,667	92,627	59,647
Subordinated units (2)	—	—	—	21,968

(1)	Financial information has been recast to include results attributable to the MGR assets.

(2)

All subordinated units were converted to common units on a one-for-one basis on August 15, 2011. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011.

Western Gas Partners, LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
thousands except number of units	2012	2011

Current assets	$78,239	$256,448
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	2,342,923	2,052,224
Other assets	272,782	268,954
Total assets	$2,953,944	$2,837,626

Current liabilities	$210,081	$76,596
Long-term debt	1,010,435	669,178
Asset retirement obligations and other	71,109	174,546
Total liabilities	$1,291,625	$920,320

Equity and partners’ capital
Common units (95,934,351 and 90,140,999 units issued and outstanding at September 30, 2012, and December 31, 2011, respectively)	$1,552,399	$1,495,253
General partner units (1,957,845 and 1,839,613 units issued and outstanding at September 30, 2012, and December 31, 2011, respectively)	41,416	31,729
Net investment by Anadarko	—	269,600
Noncontrolling interests	68,504	120,724
Total liabilities, equity and partners’ capital	$2,953,944	$2,837,626

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
thousands	2012	2011 (1)

Cash flows from operating activities
Net income	$135,913	$143,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	81,270	78,413
Change in other items, net	77,617	21,094
Net cash provided by operating activities	$294,800	$243,401

Cash flows from investing activities
Capital expenditures	$(294,596)	$(78,573)
Acquisitions from affiliates	(605,960)	(25,000)
Acquisitions from third parties	—	(301,957)
Investments in equity affiliates	(147)	(93)
Proceeds from sale of assets to affiliates	760	382
Net cash used in investing activities	$(899,943)	$(405,241)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$885,291	$1,055,939
Repayments of debt	(549,000)	(869,000)
Proceeds from issuance of common and general partner units, net of offering expenses	216,462	335,348
Distributions to unitholders	(141,505)	(99,795)
Contributions from noncontrolling interest owners	26,888	16,876
Distributions to noncontrolling interest owners	(14,303)	(10,219)
Net contributions from (distributions to) Anadarko	2,245	(42,926)
Net cash provided by financing activities	$426,078	$386,223

Net increase (decrease) in cash and cash equivalents	$(179,065)	$224,383
Cash and cash equivalents at beginning of period	226,559	27,074
Cash and cash equivalents at end of period	$47,494	$251,457

(1)	Financial information has been recast to include results attributable to the MGR assets.

Western Gas Partners, LP

OPERATING STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
MMcf/d except per-unit amounts	2012	2011 (1)	2012	2011 (1)

Throughput
Gathering, treating and transportation (2)	1,201	1,274	1,255	1,327
Processing (3)	1,228	1,012	1,182	940
Equity investment (4)	236	212	236	191
Total throughput (5)	2,665	2,498	2,673	2,458
Throughput attributable to noncontrolling interests	204	258	254	237
Total throughput attributable to Western Gas Partners, LP	2,461	2,240	2,419	2,221
Gross margin per Mcf attributable to Western Gas Partners, LP (6)	$0.55	$0.59	$0.55	$0.58

(1)	Throughput has been recast to include volumes attributable to the MGR assets.

(2)

Excludes average NGL pipeline volumes from the Chipeta assets of 22 MBbls/d and 25 MBbls/d for the three months ended September 30, 2012 and 2011, respectively, and 25 MBbls/d and 23 MBbls/d for the nine months ended September 30, 2012 and 2011, respectively.

(3)

Consists of 100% of Chipeta, Granger, Hilight and Red Desert complex volumes, and 50% of Newcastle system volumes for all periods presented, as well as throughput beginning March 2011 attributable to the Platte Valley system.

(4)

Represents our 14.81% share of Fort Union and 22% share of Rendezvous gross volumes, and excludes our 10% share of average White Cliffs pipeline volumes consisting of 6 MBbls/d and 4 MBbls/d for the three months ended September 30, 2012 and 2011, respectively, and 6 MBbls/d and 3 MBbls/d for the nine months ended September 30, 2012 and 2011, respectively.

(5)	Includes affiliate, third-party and equity-investment volumes.

(6)

Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to the Partnership. Calculation includes income attributable to our investments in Fort Union, White Cliffs and Rendezvous and volumes attributable to our investments in Fort Union and Rendezvous.